Exhibit 99.1

FOR IMMEDIATE RELEASE

ISORAY, INC. REPORTS SECOND QUARTER RESULTS

Published Reports Confirm Cesium-131 is a True Success in Treating Cancer

RICHLAND, Washington (February 18, 2015) – IsoRay, Inc. (NYSE MKT: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, announced its financial results for the quarter and six months ended December 31, 2014. With over $20,000,000 of cash on hand and no debt, IsoRay is positioned to be a dominant player in the brachytherapy cancer treatment market.

IsoRay’s team remains focused in diversifying its product offerings through institutional based studies designed to address various aggressive cancers that to date often fail current standard of care options. Management is hopeful that the lingering decline in the prostate market may be bottoming out. Management anticipates seeing modest gains in IsoRay’s market share as well as some revenue growth in the coming quarters. We experienced a negative impact on our international sales efforts during the quarter ended December 31, 2014, with the devaluation of the Euro causing our products to become higher in price, making it more difficult to attract new adopters in this market.

Management is very pleased with the release of the third peer-reviewed publication supporting the use and success of Cesium-131 for prostate cancer. This follows on the heels of two other publications reporting significant success in treating metastatic brain cancers and gynecological cancers. The most recent report, by the University of Pittsburg Medical Center (UPMC), covers a 9 year effort to date on using Cesium-131 for the treatment of low and intermediate prostate cancer. The conclusion was: Cesium-131 seed brachytherapy offers extremely high efficacy compared to other isotopes or treatment modalities used in treating prostate cancer, with the advantage of rapid return to pre-treatment urinary function and at lower cost.

Brachytherapy treatments are now being discussed with greater frequency as evidenced by several new publications supporting brachytherapy as a financially prudent treatment as well as highly effective cancer treatment. Brachytherapy offers some of the best results for the patient, fewer and less severe side effects, faster recovery back to base line and at the lowest industry cost. This is further supported by the recent article published in the International Journal of Radiation Oncology, authored by physicians at Stanford University, titled “The Case for Prostate Brachytherapy in the Affordable Care Act Era” http://www.redjournal.org/article/S0360-3016(14)04265-5/pdf. This article concluded: in low risk prostate cancer, brachytherapy demonstrates the opportunity to benefit patients, payers and institutions, and radiation oncologists should be proactive in the reintroduction and expansion of brachytherapy for prostate cancer.

In another recent publication in the Journal of Clinical Oncology titled “Where Have You Gone Brachytherapy” http://hwmaint.jco.ascopubs.org/cgi/content/full/JCO.2014.59.8128v1, the authors cite a study by Dr. Steven J. Frank, et al. that concluded “there is no greater value for the treatment of localized prostate cancer than brachytherapy”. While IsoRay remains committed to the expanding its presence in the prostate market, management will continue its strategic focus to promote the use of Cesium-131 to combat cancers in numerous other body sites. We are extremely pleased with the effectiveness of Cesium-131 as a treatment solution for brain cancer, head and neck cancer, lung cancer, prostate cancer and gynecological cancers while providing far better quality of life for the patient than other alternatives.

Management is seeing a growing awareness of Cesium-131 as more abstracts, posters and now medical journals report significant success stories using Cesium-131 in treating metastatic brain, gynecological and prostate cancer. These published peer reviewed studies have created a rise in leading medical institutions preparing to duplicate these study results independently and/or participate in an existing multi-institutional study. Outstanding medical centers continue to perform Cesium-131 cases following reports by Weill Cornell, University of Kentucky and UPMC of their experiences with Cesium-131. Some notable names now utilizing Cesium-131 in treating tumors in various body sites include Massachusetts General Hospital, Johns Hopkins, Harvard Affiliate Brigham and Women’s, Princeton, New York Presbyterian, Rutgers Medical School and Barrow Neurological Institute.

With the anticipated addition of new studies being launched and the expectation of other study results being made public through future peer reviewed publications, management expects awareness of Cesium-131 to grow within the medical community.

IsoRay continues to invest in R&D data protocols geared to showing improved efficacy over current cancer treatments while providing the patient with an improved quality of life experience. Several new studies are expected to launch in the near future in various body sites. These will likely include focal treatment for prostate cancer, a head and neck cancer study and a GliaSite balloon catheter brain cancer treatment utilizing Cesitrex, our liquid form of Cesium-131. IsoRay Chairman and CEO Dwight Babcock commented, “Clinical evidence provided through protocols performed by major medical centers that prove utilizing Cesium-131 is either equal to or better than the current standard of care alternatives, with patients enjoying an improved quality of life, remains the key to IsoRay’s success. These studies also aid in generating awareness and ultimately general adoption by community hospitals and physicians, which will in turn drive consumers to our product offerings. To this end IsoRay is totally committed and given this growing acceptance and interest in our now published results, we remain committed to our strategic sales and marketing objectives, which we believe will contribute to long term growth and achieving profitability."

IsoRay, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	For the three		For the six
	months ended		months ended
	December 31,		December 31,
	2014	2013	2014	2013
Product sales, net	$1,065,585	$1,085,408	$2,107,686	$2,135,323
Cost of product sales	1,103,549	1,119,314	2,200,452	2,246,537

Gross loss	(37,964)	(33,906)	(92,766)	(111,214)

Operating expenses:
Research and development expenses	140,627	170,030	317,237	317,020
Sales and marketing expenses	303,783	326,467	657,526	685,652
General and administrative expenses	537,940	513,964	1,113,891	1,165,000

Total operating expenses	982,350	1,010,461	2,088,654	2,167,672

Operating loss	(1,020,314)	(1,044,367)	(2,181,420)	(2,278,886)

Non-operating income (expense):
Interest income	72,360	481	145,055	835
Change in fair value of warrant derivative liability	41,000	117,000	347,000	81,000
Financing and interest expense	-	(86)	(3,451)	(827)

Non-operating income (expense), net	113,360	117,395	488,604	81,008

Net loss	(906,954)	(926,972)	(1,692,816)	(2,197,878)
Preferred stock deemed dividends (Note 10)	-	-	-	(726,378)
Preferred stock dividends	(2,658)	(2,658)	(5,316)	(5,316)

Net loss applicable to common shareholders	$(909,612)	$(929,630)	(1,698,132)	(2,929,572)

Basic and diluted loss per share	$(0.02)	$(0.02)	$(0.03)	$(0.08)

Weighted average shares used in computing net
loss per share:
Basic and diluted	54,883,445	38,419,502	54,875,749	37,133,875

The accompanying notes are an integral part of these financial statements

###

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which is expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of GliaSite® and Cesium-131 by visiting www.isoray.com. Join us on Facebook/Isoray. Follow us on Twitter@Isoray.

Contact:

IsoRay Medical
(509) 375-1202
info@Isoray.com

OR

Worldwide Financial

(954) 360-9998

Info@wwfinancial.com

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations, including: the advantages of our products and their delivery systems, future demand for IsoRay’s existing and planned products, whether revenue and other financial metrics will improve in future periods, whether IsoRay will be able to continue to expand its base beyond prostate cancer, whether sales of our products will continue at historic levels or increase, whether the use of our products will increase or continue, whether additional medical centers will begin using our products, whether additional studies will be published or presented with favorable outcomes from treatment with our products, whether we will continue to receive support from industry leaders, whether awareness of our products in the medical community will continue or increase, whether future studies of treatment of various cancers using our products will have favorable results, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA.  It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay’s products, changing levels of demand for IsoRay’s current and proposed future products, IsoRay’s ability to reduce or maintain expenses while increasing sales, patient results achieved using our products in both the short and long term, success of future research and development activities, patient results achieved when Cesium-131 is used for the treatment of cancers and malignant diseases beyond prostate cancer, IsoRay’s ability to successfully manufacture, market and sell its products, IsoRay’s ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, the success of our sales and marketing efforts, IsoRay’s ability to enforce its intellectual property rights, changes in reimbursement rates, changes in laws and regulations applicable to our products, whether additional studies and protocols are released and support the conclusions of past studies and protocols, whether ongoing patient results with our products are favorable and in line with the conclusions of clinical studies and initial patient results, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in their various forms, continued compliance with ISO standards as audited by BSI, and other risks detailed from time to time in IsoRay’s reports filed with the SEC.